Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (File No. 333-248895) on Form S-3, the registration statements (File Nos. 333-255077 and 333-231603) on Form S-8, and the registration statements (File Nos. 333-234322, 333-233067 and 333-232544) on Form S-1 of Guardion Health Sciences, Inc. of our report dated August 2, 2021, with respect to the financial statements of Activ Nutritional, LLC as of and for the years ended December 31, 2020 and 2019, which report appears in the Form 8-K/A of Guardion Health Sciences, Inc. dated August [10], 2021.

Short Hills, New Jersey

August 10, 2021